Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

November 1, 2022 OTCQB: FTCO

FORTITUDE GOLD REPORTS THIRD QUARTER NET INCOME OF $1.7M OR $0.07 PER SHARE

COLORADO SPRINGS – November 1, 2022 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) reported production and financial results for the third quarter ended September 30, 2022 of 9,500 ounces of gold produced, $16.1 million net sales, and increase to its treasury to $42.2 million.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A.

Q3 2022 FINANCIAL RESULTS AND HIGHLIGHTS

●	$16.1 million net sales
●	$1.7 million net income or $0.07 per share
●	$42.2 million cash balance on September 30, 2022
●	9,500 gold ounces produced
●	5.69 grams per tonne average gold grade mined
●	$82.6 million working capital at September 30, 2022
●	$7.4 million mine gross profit
●	$613 total cash cost after by-product credits per gold ounce sold
●	$687 per gold ounce total all-in sustaining cost
●	$2.9 million dividends paid, or $0.12 per share

Overview of Q3 2022 Results

Fortitude Gold sold 9,419 gold ounces at a total cash cost of $613 per ounce (after by-product credits). Realized metal prices during the quarter averaged $1,719 per ounce gold*.  The Company recorded net income of $1.7 million, or $0.07 per share. Cash and cash equivalents at quarter end totaled $42.2 million. The Company produced 9,500 ounces of gold during the quarter and maintains its 2022 gold production Outlook of 40,000 gold ounces (a range of 36,000 to 40,000 ounces).

Mr. Jason Reid, CEO and President of Fortitude Gold, stated “Production results for the quarter are in line with our 2022 production Outlook range.  Financial results included net income of $1.7 million, all-in sustaining cost of $687 per gold ounce, $2.9 million in dividends to shareholders, $3.7 million deployed to exploration all while increasing our cash balance to $42.2 million. I believe we continue to execute our strategic business strategy, which has resulted in Fortitude outperforming our industry peers on year-to-date valuations during this strong market pullback in the mining equities.”

Mr. Reid continued, “Exploration drilling included continued exciting drill results from Golden Mile and exciting first drill results from County Line.  A significant number of surface samples from our Ripper property generated drill targets for a possible 2023 drill program.  Our exploration team continues to be exceptionally busy during the fourth quarter with drill programs planned along the Isabella Pearl trend, Golden Mile, County Line and East Camp Douglas properties.  We are pleased to remain a profitable gold producer in the Walker Lane Mineral Belt, with a stellar portfolio of 100% owned properties, and believe we are moving closer to building our second mine in Nevada, U.S.A, arguably the world’s premier mining jurisdiction.”

The following Production Statistics table summarizes certain information about our Isabella Pearl Mine for three and nine months ended September 30, 2022 and 2021:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Ore mined
Ore (tonnes)	113,111	139,950	490,764	454,679
Gold grade (g/t)	5.69	1.42	3.30	4.52
Low-grade stockpile
Ore (tonnes)	—	8,600	34,501	8,600
Gold grade (g/t)	—	0.33	0.43	0.33
Waste (tonnes)	202,201	1,838,027	1,696,225	4,894,937
Metal production (before payable metal deductions)(1)
Gold (ozs.)	9,500	11,478	30,355	37,593
Silver (ozs.)	12,497	16,467	45,047	33,643

(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

The following Sales Statistics table summarizes certain information about our Isabella Pearl Mine for three and nine months ended September 30, 2022 and 2021:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Metal sold
Gold (ozs.)	9,419	11,454	30,567	37,436
Silver (ozs.)	12,111	16,330	44,819	33,171
Average metal prices realized (1)
Gold ($per oz.)	1,719	1,789	1,871	1,796
Silver ($per oz.)	19.44	23.98	23.34	25.14
Precious metal gold equivalent ounces sold
Gold Ounces	9,419	11,454	30,567	37,436
Gold Equivalent Ounces from Silver	137	219	559	464
	9,556	11,673	31,126	37,900

Total cash cost before by-product credits per gold ounce sold	$638	$658	$685	$596
Total cash cost after by-product credits per gold ounce sold	$613	$624	$652	$574
Total all-in sustaining cost per gold ounce sold	$687	$793	$749	$663

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales. Provisional sales may remain unsettled from one quarter into the next. Realized prices will therefore vary from average spot metal market prices upon final settlement.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and nine months ended September 30, 2022 and 2021, its financial condition at September 30, 2022 and December 31, 2021, and its cash flows for the nine months ended September 30, 2022 and 2021. The summary data as of September 30, 2022 and for the three and nine months ended September 30, 2022 and 2021 is unaudited; the summary data as of December 31, 2021 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2021, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,196	$40,017
Accounts receivable	339	238
Inventories	45,131	37,550
Prepaid taxes	875	1,289
Prepaid expenses and other current assets	959	2,228
Total current assets	89,500	81,322
Property, plant and mine development, net	34,514	37,226
Operating lease assets, net	1,027	463
Deferred tax assets	1,491	509
Other non-current assets	882	2,909
Total assets	$127,414	$122,429
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,546	$2,127
Operating lease liabilities, current	1,027	463
Mining taxes payable	1,249	1,699
Other current liabilities	1,080	1,022
Total current liabilities	6,902	5,311
Asset retirement obligations	5,694	4,725
Other non-current liabilities	5	45
Total liabilities	12,601	10,081
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,024,542 shares outstanding at September 30, 2022 and 23,961,208 shares outstanding at December 31, 2021	240	240
Additional paid-in capital	103,682	103,476
Retained earnings	10,891	8,632
Total shareholders' equity	114,813	112,348
Total liabilities and shareholders' equity	$127,414	$122,429

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2022 and 2021
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Sales, net	$16,122	$20,422	$55,476	$66,979
Mine cost of sales:
Production costs	5,703	7,075	19,673	21,219
Depreciation and amortization	3,005	3,668	9,938	11,953
Reclamation and remediation	60	40	183	116
Total mine cost of sales	8,768	10,783	29,794	33,288
Mine gross profit	7,354	9,639	25,682	33,691
Costs and expenses:
General and administrative expenses	1,638	1,378	3,912	8,723
Exploration expenses	3,687	2,023	8,627	4,380
Other expense, net	60	48	142	132
Total costs and expenses	5,385	3,449	12,681	13,235
Income before income and mining taxes	1,969	6,190	13,001	20,456
Mining and income tax expense	248	1,544	2,097	5,075
Net income	$1,721	$4,646	$10,904	$15,381
Net income per common share:
Basic	$0.07	$0.19	$0.45	$0.64
Diluted	$0.07	$0.19	$0.45	$0.64
Weighted average shares outstanding:
Basic	24,024,542	23,961,208	24,014,959	23,846,686
Diluted	24,190,375	24,211,606	24,201,239	24,078,226

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2022 and 2021
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Nine months ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net income	$10,904	$15,381
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,052	12,045
Stock-based compensation	143	3,363
Deferred taxes	(982)	(140)
Reclamation and remediation accretion	183	116
Other operating adjustments	(38)	(88)
Changes in operating assets and liabilities:
Accounts receivable	(101)	(1,483)
Inventories	(2,199)	(6,318)
Prepaid expenses and other current assets	1,269	(343)
Other non-current assets	(31)	(19)
Accounts payable and other accrued liabilities	1,866	555
Income and mining taxes payable	(36)	153
Net cash provided by operating activities	21,030	23,222

Cash flows from investing activities:
Capital expenditures	(10,184)	(1,753)
Net cash used in investing activities	(10,184)	(1,753)

Cash flows from financing activities:
Dividends paid	(8,645)	(4,433)
Issuance of common stock	—	500
Proceeds from exercise of stock options	63	—
Repayment of loans payable	(65)	(629)
Repayment of capital leases	(20)	(344)
Net cash used in financing activities	(8,667)	(4,906)

Net increase in cash and cash equivalents	2,179	16,563
Cash and cash equivalents at beginning of period	40,017	27,774
Cash and cash equivalents at end of period	$42,196	$44,337

Supplemental Cash Flow Information
Income and mining taxes paid	$3,149	$5,063
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$(343)	$1,132
Change in estimate for asset retirement costs	$710	$499
Equipment purchased under finance lease	$—	$16
Right-of-Use assets acquired through operating lease	$3,899	$—

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt and a sixth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.  In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause future actual results to differ materially from those expressed or implied by any forward-looking statements.  Also, there can be no assurance that production will continue at any specific rate.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com